UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2017

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 6, 2017, Tesla, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following five proposals and the Company’s inspector of election certified the vote tabulations indicated below.

Proposal 1

The individuals listed below were elected as Class I directors at the Annual Meeting to serve on the Company’s Board of Directors (the “Board”) for a term of three years or until their respective successors are duly elected and qualified.

	For	Against	Abstained	Broker Non-Votes
Elon Musk	104,803,501	2,961,290	243,653	33,932,312
Robyn M. Denholm	103,795,688	4,032,029	180,727	33,932,312
Stephen T. Jurvetson	104,960,370	2,871,564	176,510	33,932,312

The votes cast for Mr. Musk, Ms. Denholm and Mr. Jurvetson constituted approximately 97.0%, 96.1% and 97.2%, respectively, of all votes cast in person or by proxy on these matters at the Annual Meeting.

Proposal 2

Proposal 2 was a management proposal to hold an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
106,802,322	960,066	246,056	33,932,312

The votes cast to approve on an advisory basis the Company’s executive compensation constituted approximately 98.9% of all votes cast in person or by proxy on this matter at the Annual Meeting.

Proposal 3

Proposal 3 was a management proposal to hold an advisory vote on the on the frequency of the advisory vote on executive compensation, as described in the proxy materials. “3 Years” was approved.

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
50,768,195	335,690	56,655,104	249,455	33,932,312

The votes cast to approve on an advisory basis every 3 years as the frequency of the vote on executive compensation constituted approximately 52.5% of all votes cast in person or by proxy on this matter at the Annual Meeting.

Consistent with these results, on June 6, 2017, the Board determined that the Company will conduct future stockholder advisory votes regarding executive compensation every three years until the next required stockholder advisory vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

Proposal 4

Proposal 4 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
140,797,587	738,745	404,424	—

The votes cast to ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2017 constituted approximately 99.2% of all votes cast in person or by proxy on this matter at the Annual Meeting.

Proposal 5

Proposal 5 was a stockholder proposal regarding declassification of the Company’s Board of Directors, as described in the proxy materials.  This stockholder proposal was not approved.

For	Against	Abstained	Broker Non-Votes
32,733,459	74,720,931	554,054	33,932,312

The votes cast for the stockholder proposal constituted approximately 30.3% of all votes cast in person or by proxy on this matter at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Todd A. Maron
Todd A. Maron General Counsel

Date:  June 7, 2017